================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              Shoe Pavilion, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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         pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
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     was paid previously. Identify the previous filing by registration statement
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Notes:

                              SHOE PAVILION, INC.

                           3200-F Regatta Boulevard
                          Richmond, California 94804

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                       Friday, May 14, 1999, 10:30 A.M.

To the Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders of Shoe Pavilion, Inc. (the "Company") will be held at the RADISSON HOTEL BERKELEY MARINA, 200 Marina Boulevard, Berkeley, California, on Friday, May 14, 1999, at 10:30 A.M. for the following purposes:

  (1) To elect four directors (Proposal 1);

  (2) To ratify the selection of Deloitte & Touche LLP as independent auditors for the Company (Proposal 2); and

  (3) To transact such other business as may properly come before the meeting.

  Only stockholders of record on the books of the Company as of 5:00 P.M., March 31, 1999, will be entitled to vote at the meeting and any adjournment thereof. A complete list of the Company's stockholders entitled to vote at the meeting will be available for examination by any stockholder for inspection for ten days prior to the meeting during normal business hours at the Company's offices at 3200-F Regatta Boulevard, Richmond, California.

Dated: April 15, 1999

                                          By Order of the Board of Directors

                                          Gary A. Schwartz, Secretary



   STOCKHOLDERS ARE REQUESTED TO MARK, DATE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE.

                              SHOE PAVILION, INC.

                           3200-F Regatta Boulevard
                          Richmond, California 94804

                                PROXY STATEMENT

  The enclosed proxy is solicited by the Board of Directors of Shoe Pavilion, Inc. (the "Company") to be used at the Annual Meeting of Stockholders on May 14, 1999, for the purposes set forth in the foregoing notice. This proxy statement and the enclosed form of proxy were first sent to stockholders on or about April 15, 1999.

  If the enclosed form of proxy is properly signed and returned, the shares represented thereby will be voted at the Annual Meeting in accordance with the instructions specified thereon. If the proxy does not specify how the shares represented thereby are to be voted, the proxy will be voted as recommended by the Board of Directors. Any stockholder signing a proxy in the form accompanying this Proxy Statement has the power to revoke it prior to or at the Annual Meeting. A proxy may be revoked by a writing delivered to the Secretary of the Company stating that the proxy is revoked, by a subsequent proxy signed by the person who signed the earlier proxy, or by attendance at the Annual Meeting and voting in person.

                               VOTING SECURITIES

  Only stockholders of record on the books of the Company as of 5:00 P.M., March 31, 1999, will be entitled to vote at the Annual Meeting.

  As of the close of business on March 31, 1999, there were outstanding 6,800,000 shares of Common Stock of the Company, entitled to one vote per share. The holders of a majority of the outstanding shares of the stock of the Company, present in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting or any adjournment thereof.

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the election inspectors appointed for the meeting and will determine whether or not a quorum is present. The election inspectors will treat abstentions and broker non-votes as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. With regard to the election of directors, votes may be cast "For" or "Withhold Authority" for each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect. The ratification of the selection of Deloitte & Touche LLP as independent auditors for the Company requires the affirmative vote of the holders of the majority of the shares present or represented by proxy at the Annual Meeting. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

  The persons named below are nominees for director to serve until the next Annual Meeting of Stockholders and until their successors shall have been elected. The nominees constitute the present Board of Directors. In the absence of instructions to the contrary, shares represented by the proxy will be voted and the proxies will vote for the election of all such nominees to the Board of Directors. If any of such persons is unable or unwilling to be a candidate for the office of director at the date of the Annual Meeting, or any adjournment thereof, the proxies will vote for such substitute nominee as shall be designated by the proxies. The management has no reason to believe that any of such nominees will be unable or unwilling to serve if elected a director. Set forth below is certain information concerning the nominees which is based on data furnished by them.

                                                                      Served as
                                 Business Experience During Past      Director
 Nominees for Director    Age    Five Years and Other Information       Since
 ---------------------    ---    --------------------------------     ---------
 Dmitry Beinus...........  47 Dmitry Beinus has served as Chairman      1979
                              of the Board, President and Chief
                              Executive Officer of the Company
                              since founding the Company in 1979.

 Gary A. Schwartz........  47 Gary A. Schwartz has served as Vice       1997
                              President of Finance and Chief
                              Financial Officer of the Company
                              since September 1997. From January
                              1997 until April 1997, Mr. Schwartz
                              served as Vice President, Retail and
                              Licensing of Jessica McClintock,
                              Inc., a women's apparel and fragrance
                              company. From 1979 to 1996,
                              Mr. Schwartz served as Vice President
                              and Chief Financial Officer of Byer
                              California, an apparel manufacturer
                              and commercial real estate company.
                              Mr. Schwartz is a Certified Public
                              Accountant.

 David H. Folkman........  64 David H. Folkman has served as            1997
                              Principal and Director of Regent
                              Pacific Management Corporation, a
                              management consulting firm, since
                              1995, a position he also held from
                              1991 to 1993. From October 1998 to
                              April 1999, Mr. Folkman also served
                              as President of Natural Wonders,
                              Inc., a national specialty retailer
                              of nature and science merchandise, of
                              which he is still a director. From
                              1993 to 1995, Mr. Folkman served as
                              President and Chief Executive Officer
                              of Espirit De Corp, an apparel
                              manufacturer, wholesaler and
                              retailer. From 1982 to 1987,
                              Mr. Folkman served as the President
                              and Chief Executive Officer of
                              Emporium, a 22-store division of
                              Carter Hawley Hale Stores, Inc. (now
                              owned by Federated Department Stores,
                              Inc.).

 Peter G. Hanelt.........  54 Peter G. Hanelt has served as Chief       1997
                              Executive Officer and a director of
                              Natural Wonders, Inc., a national
                              specialty retailer of nature and
                              science merchandise, since October
                              1998. Mr. Hanelt has also been a
                              Principal with Regent Pacific
                              Management Corporation, a management
                              consulting firm, since April 1997.
                              From 1993 to April 1997, Mr. Hanelt
                              served as Chief Operating Officer and
                              Chief Financial Officer of Espirit De
                              Corp, an apparel manufacturer,
                              wholesaler and retailer, and as
                              President, Retail Division from 1995
                              to 1996. Mr. Hanelt is also a
                              director of iWerks, Inc.

  There is no family relationship between any of the foregoing nominees or between any such nominees and any of the Company's executive officers. The Company's executive officers serve at the discretion of the Board of Directors.

                        FURTHER INFORMATION CONCERNING
                            THE BOARD OF DIRECTORS

Committees of the Board

  During fiscal 1998, the Board of Directors held four meetings and acted by unanimous written consent on a number of occasions. In November 1997, the Company established an Audit and Compensation Committee. The Company does not have a Nominating Committee.

  The members of the Audit and Compensation Committee are David H. Folkman and Peter G. Hanelt. Among the functions performed by this committee in its capacity as an Audit Committee are to make recommendations to the Board of Directors with respect to the engagement or discharge of independent auditors, to review with the independent auditors the plan and results of the auditing engagement, to review the Company's internal auditing procedures and system of internal accounting controls and to make inquiries into matters within the scope of its functions. Among the functions performed by this committee in its capacity as a Compensation Committee are to review and make recommendations to the Board of Directors concerning the compensation of the key management employees of the Company and to administer the Company's equity incentive plan. The Audit and Compensation Committee held three meetings during fiscal 1998.

Attendance at Meetings

  During fiscal 1998, there were no members of the Board of Directors who attended fewer than seventy-five percent of the meetings of the Board of Directors and all committees of the Board on which they served.

Compensation of Directors

  Directors who are not employees of the Company are paid directors fees consisting of $8,000 per year. Under the Non-Employee Director Stock Option Plan, Messrs. Folkman and Hanelt will each be granted at the Annual Meeting, and at each subsequent annual meeting at which they are reelected as directors, options to purchase 2,500 shares of Common Stock.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

                                  PROPOSAL 2
                     RATIFICATION OF INDEPENDENT AUDITORS

  The Board of Directors has selected Deloitte & Touche LLP as independent auditors for the Company for the fiscal year ending January 1, 2000. Deloitte & Touche LLP has acted as auditors for the Company since 1990. Although action by the stockholders is not required by law, the Board of Directors has determined that it is desirable to request ratification of this selection by the stockholders of the Company. If the stockholders fail to approve the selection of such auditors, the Board of Directors will reconsider the selection.

  THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE SELECTION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS.

  Representatives of Deloitte & Touche LLP will be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                            EXECUTIVE COMPENSATION

Compensation of Executive Officers

  The compensation paid to the Company's Chief Executive Officer and the only other executive officers who received compensation in excess of $100,000 for services in all capacities to the Company and its subsidiaries during fiscal 1998 is set forth below.

                          SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                       Annual Compensation        Compensation Awards
                                 ------------------------------- ---------------------
                                                    Other Annual Restricted Securities All Other
Name and Principal                                  Compensation   Stock    Underlying  Compen-
Position                 Year(1) Salary($) Bonus($)    ($)(2)    Awards($)  Options(#) sation($)
------------------       ------- --------- -------- ------------ ---------- ---------- ---------
Dmitry Beinus...........  1998    250,000      --       --          --           --       --
 Chairman and Chief
 Executive Officer

Robert R. Hall..........  1998    110,000   22,913      --          --        50,000      --
 Vice President and
 Chief Operating Officer

Gary A. Schwartz........  1998    145,192      --       --          --        50,000      --
 Vice President and
 Chief Financial Officer

Keith C. Gossett, Jr....  1998     90,962   12,812      --          --        30,000      --
 Vice President

--------
(1) The Company became a reporting company under the Exchange Act in February 1998 and is not required to provide information for any period prior to fiscal 1998.
(2) While the named executive officers enjoy certain perquisites, for fiscal year 1998 these did not exceed the lesser of $50,000 or 10% of each officer's salary and bonus.

  The following table sets forth certain information regarding stock options granted during fiscal 1998 to the executive officers named in the foregoing Summary Compensation Table. None of such persons received awards of stock appreciation rights during fiscal 1998.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                 Potential
                                                                                Realizable
                                                                                 Value at
                                                                              Assumed Annual
                                        Individual Grants                     Rates of Stock
                         --------------------------------------------------       Price
                           Number of    Percent of                             Appreciation
                          Securities   Total Options                            for Option
                          Underlying    Granted to   Exercise or                 Terms(3)
                            Options    Employees in  Base Price  Expiration  --------------
Name                     Granted(#)(1)  Fiscal Year   ($/Sh)(2)     Date     5%($)  10%($)
----                     ------------- ------------- ----------- ---------- ------- -------
Dmitry Beinus...........       --           --           --           --        --      --
Robert R. Hall..........    50,000         15.0         7.00      2/23/08   220,113 557,810
Gary A. Schwartz........    50,000         15.0         7.00      2/23/08   220,113 557,810
Keith C. Gossett, Jr....    30,000          9.0         7.00      2/23/08   132,002 334,686

--------
(1) The options granted to Mr. Hall, Mr. Schwartz and Mr. Gossett in fiscal 1998 vest in four equal annual installments beginning on February 23, 1999. Under the terms of the Company's 1998 Equity Incentive Plan, the Audit and Compensation Committee retains discretion, subject to plan limits, to modify the terms of outstanding options.
(2) All options were granted at fair market value at date of grant.

(3) Realizable values are reported net of the option exercise price. The dollar amounts under these columns are the result of calculations at the 5% and 10% rates (determined from the price at the date of grant, not the stock's current market value) set by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, of the Company's stock price. Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock as well as the optionholder's continued employment through the vesting period. The potential realizable value calculation assumes that the optionholder waits until the end of the option term to exercise the option.

  The following table sets forth certain information with respect to option exercises during fiscal 1998 and stock options held by each of the Company's executive officers as of January 2, 1999.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUE

                                                      Number of Securities      Value of Unexercised
                                                     Underlying Unexercised     In-the-Money Options
                             Shares                   Options at FY-End(#)          at FY-End($)
                            Acquired       Value    ------------------------- -------------------------
Name                     On Exercise(#) Realized($)                           Exercisable/Unexercisable
----                     -------------- ----------- Exercisable/Unexercisable -------------------------
Dmitry Beinus...........      --            --                   --                      --
Robert R. Hall..........      --            --              0/50,000                     0/0
Gary A. Schwartz........      --            --              0/50,000                     0/0
Keith C. Gossett, Jr....      --            --              0/30,000                     0/0

Employment Agreements

  The Company has no employment agreements with its executive officers.

Compensation Committee Interlocks and Insider Participation

  During fiscal 1998, no executive officer of the Company served as a director, or as a member of any compensation committee, of any other for-profit entity.

Transactions With The Company

  From August 1988 to February 1998, the Company was treated for federal income tax purposes as a corporation subject to taxation under Subchapter S of the Code, and comparable state tax laws. As a result, the Company's earnings through the day preceding February 23, 1998 (the "Termination Date"), were taxed, with certain exceptions, for federal and certain state income tax purposes directly to Mr. Beinus. The Company had previously made distributions to Mr. Beinus to provide him with funds to assist in paying federal and state income taxes on the undistributed earnings of the Company. In connection with its initial public offering, the Company made an additional S corporation distribution of $7.8 million to Mr. Beinus, which approximately equaled the estimated earned and previously undistributed taxable S corporation income of the Company through the day preceding the Termination Date.

  The Company and Mr. Beinus have entered into an agreement (the "Tax Indemnification Agreement") providing that Mr. Beinus will indemnify the Company with respect to any federal, state or local corporate income taxes the Company is required to pay as a result of the Company's failure to qualify as an S corporation with respect to tax returns in which the Company reported its income as an S corporation. The Tax Indemnification Agreement further provides that the Company will indemnify Mr. Beinus on an after-tax basis with respect to any federal, state or local income taxes (plus interest and penalties) paid or required to be paid by him, and he will pay to the Company any refunds of federal, state or local income taxes (including interest received thereon) received by (or credited to) him, as a result of a subsequent adjustment in income of the Company with respect to any tax return in which the Company reported its income as an S corporation.

  In 1998, Mr. Beinus was a guarantor of the Company's credit facility with U.S. Bank. Under the Company's new credit facility with Wells Fargo Bank, Mr. Beinus is no longer a guarantor.

                REPORT OF THE AUDIT AND COMPENSATION COMMITTEE

To the Board of Directors:

  In November 1997, the Board of Directors created the Audit and Compensation Committee, consisting solely of independent directors, and, in February 1998, the Company consummated its initial public offering. Because the Company's initial public offering occurred during the year, the Audit and Compensation Committee played no role with respect to most of the decisions relating to the 1998 compensation of the Company's officers. However, the Audit and Compensation Committee did approve the base salary levels for 1999 for the Company's officers.

  As members of the Audit and Compensation Committee, it is our duty to determine the compensation for officers and directors, to administer the Company's 1998 Equity Incentive Plan and to review the Company's salary, bonus and compensation arrangements generally. In addition, we evaluate the performance of management and related matters.

  In discharging our responsibilities as members of the Committee, our objective is to establish policies which will enhance the long-term performance of the Company, enable the Company to attract and retain outstanding executives and employees and provide meaningful incentives-- without subjecting the Company to excessive costs. The Company has historically relied principally on cash payments in the form of salary and bonus to motivate its key executives and managers.

  We expect that in future years the compensation policy of the Company will be that a portion of the annual compensation of each officer should relate to and be contingent upon the performance of the Company, as well as the individual contribution of each officer. The Audit and Compensation Committee intends to consider during 1999 modification of the Company's approach to bonuses in recognition that the considerations applicable to a public company are not necessarily the same as those applicable to a privately held company.

  Mr. Beinus' compensation for 1998 was established at a time when he owned all of the stock of the Company. Mr. Beinus' base salary for 1999 was increased from $250,000 to $300,000, a 20% increase over his 1998 base salary. In setting his base salary for 1999, we considered, among other things, the recent performance of the Company, the performance of the Company relative to its competitors and the fact that Mr. Beinus has never received awards under the Company's 1998 Equity Incentive Plan.

  As a matter of policy, the Company believes it is important to retain the flexibility to maximize the Company's tax deductions. Amendments to Section 162(m) of the Internal Revenue Code have eliminated the deductibility of most compensation over a million dollars in any given year. The Committee believes that it is highly unlikely that any officer of the Company will receive compensation in excess of a million dollars per year in the foreseeable future. However, subject to the foregoing, it will be the policy of the Committee to consider the impact, if any, of Section 162(m) on the Company and to document as necessary specific performance goals in order to seek to preserve the Company's tax deductions.

  We subscribe to the philosophy that the Company's overall performance and its return to shareholders will be the primary area of consideration when rewarding the Company's top executives. It is our goal to ensure that the Company's executives are paid competitively with the market and are rewarded for performance that benefits the shareholders. In years when the Company does well, we will reward using the tools described above; in years when the performance does not meet expectations, the compensation of the top executives of Shoe Pavilion will be reflective of that fact.

                                          Audit and Compensation Committee

                                          Peter G. Hanelt
                                          David H. Folkman

                               PERFORMANCE GRAPH

  The following graph compares the percentage change in the Company's cumulative total stockholder return on its Common Stock for the period from the Company's initial public offering on February 23, 1998 to January 2, 1999 with the cumulative total return of the Standard & Poor's Footwear-500 Index and the NASDAQ Retail Index.

  The comparisons in the graph below are based on historical data and are not indicative of, or intended to forecast, the possible future performance of the Company's Common Stock.




   Company/Index                          2/23/98 3/31/98 6/30/98 9/30/98 1/2/99
   -------------                          ------- ------- ------- ------- ------
   SHOE PAVILION, INC....................   100   141.96  130.36   94.64  107.14
   FOOTWEAR-500..........................   100    95.31  102.93   75.30   83.18
   NASDAQ RETAIL INDEX...................   100   100.21   93.25   79.56   87.01

              OWNERSHIP OF MANAGEMENT AND PRINCIPAL STOCKHOLDERS

  The following table indicates, as to each director, each named executive officer and each holder known to the Company to be the beneficial owner of more than five percent of any class of the Company's voting stock, the number of shares and percentage of the Company's stock beneficially owned as of March 31, 1999.

                                                            Common Stock
                                                         Beneficially Owned
                                                           as of March 31,
                                                                1999
                                                         -----------------------
                                                         Number of
Executive Officer or Director                              Shares       Percent
-----------------------------                            ---------      --------
Dmitry Beinus (1).......................................   4,500,000       66.2
Robert R. Hall..........................................      12,500(2)     *
Gary A. Schwartz........................................      14,500(3)     *
Keith C. Gossett, Jr....................................       7,500(4)     *
David H. Folkman........................................      11,500(5)     *
Peter G. Hanelt.........................................      13,000(6)     *
                                                         -----------     ------
All directors and officers as a group (six persons).....   4,559,000(7)    66.6

--------
(*) Less than 1%.
(1) The address of Mr. Beinus is 3200-F Regatta Boulevard, Richmond, California 94804.
(2) Consists of 12,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 1999.
(3) Includes 12,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 1999.
(4) Consists of 7,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 1999.
(5) Includes 7,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 1999.
(6) Includes 7,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 1999 and 500 shares held by Mr. Hanelt's son.
(7) Includes 47,500 shares issuable upon exercise of outstanding options exercisable within 60 days of March 31, 1999.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

  Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that, during the period from February 23, 1998 to January 2, 1999 all filing requirements applicable to its officers, directors, and greater than ten-percent beneficial owners were complied with, except that David H. Folkman filed a Form 4 in August 1998 with respect to the acquisition of 1,000 shares in July 1998 which was not timely reported.

                                 OTHER MATTERS

  As of the date of this Proxy Statement, there are no other matters which management intends to present or has reason to believe others will present to the meeting. If other matters properly come before the meeting, those who act as proxies will vote in accordance with their judgment.

                             STOCKHOLDER PROPOSALS

  If any stockholder intends to present a proposal for action at the Company's annual meeting in 2000 and wishes to have such proposal set forth in management's proxy statement, such stockholder must forward the proposal to the Company so that it is received on or before December 16, 1999. Proposals should be addressed to the Company at 3200-F Regatta Boulevard, Richmond, California 94804, Attention: Corporate Secretary.

  The attached proxy card grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting. If a stockholder intends to submit a proposal at the Company's annual meeting in 2000, which proposal is not intended to be included in the Company's proxy statement and form of proxy relating to that meeting, the stockholder should give appropriate notice no later than March 1, 2000. If such a stockholder fails to submit the proposal by such date, the Company will not be required to provide any information about the nature of the proposal in its proxy statement and the proxy holders will be allowed to use their discretionary voting authority if the proposal is raised at the Company's annual meeting in 2000.

                             COST OF SOLICITATION

  All expenses in connection with the solicitation of this proxy, including the charges of brokerage houses and other custodians, nominees or fiduciaries for forwarding documents to stockholders, will be paid by the Company.

Dated: April 15, 1999.

                                          By Order of the Board of Directors

                                          Gary A. Schwartz, Secretary

PROXY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                              SHOE PAVILION, INC.
             PROXY FOR ANNUAL MEETING OF STOCKHOLDERS MAY 14, 1999

     The undersigned hereby appoints Dmitry Beinus and Gary A. Schwartz, or any of them, each with power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Stockholders of SHOE PAVILION, INC. to be held at the RADISSION HOTEL BERKELEY MARINA, 200 Marina Boulevard, Berkeley, California, on May 14, 1999, at 10:30 A.M., and any adjournment thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present on the following:

     (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE REVERSE SIDE)

(Continued from other side)
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This proxy will be voted as directed. In the absence of         [X] Please mark
contrary directions, this proxy will be voted FOR the               your votes
selection of the directors listed below and Proposal 2.               as this


1.   ELECTION OF DIRECTORS:
   FOR all             WITHHOLD         2. To ratify the selection of Deloitte
nominees listed   authority to vote        & Touche LLP as independent auditors
  (except as       for all nominees        for the Company.
  indicated)            listed
                                           FOR          AGAINST        ABSTAIN
                                           [_]            [_]            [_]
      [_]                [_]
                                        3. In their discretion, upon any and all
                                           such other matters as may properly
                                           come before the meeting or any
                                           adjournment thereof.


I plan to attend the meeting.
          [_]

Instruction: To withhold authority to vote for any individual nominee, strike a line through that nominee's name in the list below.

Dmitry Beinus, Gary A. Schwartz, David H. Folkman and Peter G. Hanelt.

STOCKHOLDERS ARE URGED TO MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.


Signature(s) ____________________________________________    Date ______________

The signature should correspond exactly with the name appearing on the certificate evidencing your Common Stock. If more than one name appears, all should sign. Joint owners should each sign personally.

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